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                                   EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation in Amendment No. 3 to Registration Statement No. 33-62779 on Form S-3 of our report dated March 8, 2000 (March 23, 2000 as to note 4), appearing in this Annual Report on Form 10-K of Alexander's, Inc. for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 23, 2000